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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 22, 1999


                                  GO2NET, INC.
             (Exact Name of Registrant as Specified in its Charter)


              DELAWARE                   0-22047               91-1710182
(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)     (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)

               999 THIRD AVENUE, SUITE 4700
                       SEATTLE, WA                             98104
              ------------------------------                 ----------
              (ADDRESS OF PRINCIPAL EXECUTIVE                (ZIP CODE)
               OFFICES)

        Registrant's telephone number, including area code (206) 447-1595


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 22, 1999, Go2Net, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, FY Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Acquisition"), FreeYellow.com Inc., a Florida corporation ("FreeYellow"), and John Molino, the sole shareholder of FreeYellow, pursuant to which Acquisition was merged with and into FreeYellow (the "Merger"). It is intended that the Merger will qualify as a tax-free reorganization.

         In the Merger, all outstanding shares of Common Stock of FreeYellow were converted into 334,161 shares of Common Stock, par value $.01 per share, of the Company and approximately $1,000,000 in cash. The source of the cash consideration was the Company's working capital.

         Under the terms of the Agreement and related Escrow Agreement dated as of October 22, 1999, an aggregate of 35,222 shares of Common Stock of the Company will be held in escrow for the purpose of indemnifying the Company against certain liabilities of FreeYellow and John Molino. The escrow will expire on the first anniversary of the Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Financial Statements of Business Acquired.

                           Pursuant to the instructions to Item 7 of Form 8-K, any financial information required by Item 7(a) will be filed by Amendment within 60 days of the date of this filing.

                  (b)      Pro Forma Financial Information.

                           Pursuant to the instructions to Item 7 of Form 8-K, any financial information required by Item 7(b) will be filed by Amendment within 60 days of the date of this filing.

                   (c)     Exhibits

                           2.1 Agreement and Plan of Merger dated as of October 22, 1999 by and among Go2Net, Inc., FY Acquisition Corp., FreeYellow.com Inc. and John Molino, the sole shareholder of FreeYellow.com Inc.



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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GO2NET, INC.


Date:  November 5, 1999                 By:  /s/ Russell C. Horowitz
                                             -----------------------
                                             Russell C. Horowitz
                                             Chief Executive Officer